Exhibit 99.2
AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction
On September 6, 2016, American Finance Trust, Inc. ("AFIN") and its operating partnership, American Finance Operating Partnership, L.P. (the "AFIN OP") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital — Retail Centers of America, Inc. (“RCA”), American Realty Capital Retail Operating Partnership, L.P. (the “RCA OP”) and Genie Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of AFIN (the “Merger Sub”). The Merger Agreement provided for (a) the merger of RCA with and into the Merger Sub (the “Merger”), with the Merger Sub surviving as a wholly owned subsidiary of AFIN and (b) the merger of the RCA OP with and into the AFIN OP, with the AFIN OP as the surviving entity (the “Partnership Merger”, and together with the Merger, the “Mergers”). The Mergers became effective on February 16, 2017.
Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”), each outstanding share of common stock of RCA, $0.01 par value per share (“RCA Common Stock”) (including any restricted shares of RCA Common Stock and fractional shares), was converted into the right to receive (x) a number of shares of common stock of AFIN, $0.01 par value per share (“AFIN Common Stock”) equal to 0.385 shares of AFIN Common Stock (the “Stock Consideration”) and (y) cash from AFIN, in an amount equal to $0.95 per share (the “Cash Consideration,” and together with the Stock Consideration, the “Merger Consideration”).
In addition, at the Effective Time, (i) each unit of partnership interest of the RCA OP designated as an OP Unit issued and outstanding immediately prior to the Effective Time (other than those held by RCA as described in clause (ii) below) was automatically converted into 0.424 validly issued units of limited partnership interest of the AFIN OP (the “Partnership Merger Consideration”); (ii) each unit of partnership interest of the RCA OP designated as either an OP Unit or a GP Unit held by RCA and issued and outstanding immediately prior to the Effective Time was automatically converted into 0.385 validly issued units of limited partnership interest of the AFIN OP; (iii) each unit of partnership interest of the RCA OP designated as a Class B Unit held by RCA’s advisor and a sub-advisor issued and outstanding immediately prior to the Effective Time was converted into the Partnership Merger Consideration (the "Class B Consideration," and together with the Partnership Merger Consideration and the Merger Consideration, the "Total Merger Consideration") and (iv) the interest of American Realty Capital Retail Advisor, LLC, the special limited partner of the RCA OP (the “RCA SLP”), in the RCA OP was redeemed for a cash payment, determined in accordance with the existing terms of the RCA OP’s agreement of limited partnership.
Prior to the Merger, AFIN owned a diversified portfolio of commercial properties comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. As of December 31, 2016, AFIN owned 455 properties with an aggregate purchase price of $2.2 billion, comprised of 13.3 million rentable square feet, which were 100.0% leased. In addition, to a lesser extent, AFIN invests in commercial real estate mortgage loans and other commercial real estate-related debt investments.
Prior the the Merger, RCA had acquired and owned anchored, stabilized core retail properties for investment purposes, including power centers and lifestyle centers, which are located in the United States and were at least 80.0% leased at the time of acquisition. As of December 31, 2016, RCA owned 35 properties with an aggregate purchase price of $1.2 billion, comprised of 7.5 million rentable square feet, which were 92.6% leased.
Accounting Acquirer
In applying the acquisition method specified by generally accepted accounting principles in the United States of America (“GAAP”) it is necessary to identify the accounting acquirer, which may be different from the legal acquirer. Factors considered in identifying an accounting acquirer include, but are not limited to, the relative size of the merging companies, the relative voting interests of the respective shareholders after consummation of a merger and the composition of senior management and the board after consummation of a merger.
After consideration of all applicable factors pursuant to GAAP, AFIN has been identified as the accounting acquirer of RCA. Accordingly, the Total Merger Consideration will be allocated to the estimated fair value of RCA’s assets acquired and liabilities assumed on the date of such acquisition.
Pro Forma Information
The following unaudited pro forma consolidated financial statements combine the historical consolidated financial statements of AFIN and RCA as if the Mergers had previously occurred on the dates specified below:

•	The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2016 has been prepared as if the Mergers had occurred as of that date.

•
The accompanying Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2016 have been prepared as if the Mergers occurred as of January 1, 2016.

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.
The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. The assignment of fair values to RCA’s assets and liabilities has not been finalized, is subject to change and could vary materially from the actual amounts at the time the Mergers are completed. A final determination of the fair value and allocation of the Total Merger Consideration will be based upon the actual net assets and liabilities at the time of the completion of the Mergers. Accordingly, the estimated fair value and allocation of the Total Merger Consideration are subject to adjustment and may vary significantly from the actual fair value and allocation of the Total Merger Consideration upon completion of the Mergers.
The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). All significant adjustments necessary to reflect the effects of the Mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements do not reflect the costs of any integration activities or full benefits that may result from realization of future cost savings from operating efficiencies, revenue or other incremental synergies expected to result from the Mergers. The unaudited pro forma consolidated financial statements reflect the best estimates of AFIN's management based on available information and may be revised as additional information becomes available and as additional analyses are performed.
The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. You are urged to read the pro forma information below, together with AFIN’s and RCA’s publicly available information including historical consolidated financial statements and accompanying notes.

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2016
(In thousands)

	AFIN Historical	RCA Historical	Pro Forma Purchase Accounting Adjustments	Pro Forma Merrill Lynch Disposition Adjustments	Pro Forma Other Adjustments		AFIN Pro Forma Consolidated
	(A)	(A)	(B)	(C)
ASSETS
Real estate investments, at cost:
Land	$328,656	$273,375	$6,395	$—	$—		$608,426
Buildings, fixtures and improvements	1,395,602	826,487	260,940	—	—		2,483,029
Acquired intangible lease assets	300,129	180,213	5,721	—	—		486,063
Total real estate investments, at cost	2,024,387	1,280,075	273,056	—	—		3,577,518
Less: accumulated depreciation and amortization	(287,090)	(120,300)	120,300	—	—		(287,090)
Total real estate investments, net	1,737,297	1,159,775	393,356	—	—		3,290,428
Cash and cash equivalents	131,215	30,950	(94,305)	140,472	—		208,332
Restricted cash	7,890	4,600	—	5,000	—		17,490
Commercial mortgage loan, held for investment, net	17,175	—	—	—	—		17,175
Prepaid expenses and other assets	29,513	21,255	(6,855)	(3,566)	—		40,347
Deferred costs, net	3,767	7,276	(7,276)	—	—		3,767
Assets held for sale	137,602	—	—	(136,641)	—		961
Total assets	$2,064,459	$1,223,856	$284,920	$5,265	$—		$3,578,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net of deferred financing costs	$1,022,275	$126,585	$1,248	$—	$—		$1,150,108
Mortgage premiums, net	10,681	3,776	534	—	—		14,991
Credit facility	—	304,000	—	—	—		304,000
Market lease liabilities, net	13,915	70,933	47,728	—	—		132,576
Derivatives, at fair value	—	251	—	—	—		251
Accounts payable and accrued expenses (including $910 and $1,175 due to related parties for AFIN historical and RCA historical, respectively)	13,553	16,411	(201)	—	14,607	(D)	44,370
Deferred rent and other liabilities	9,970	3,469	—	—	—		13,439
Distributions payable	9,199	5,383	—	—	—		14,582
Total liabilities	1,079,593	530,808	49,309	—	14,607		1,674,317
Preferred stock	—	—	—	—	—		—
Common stock	658	993	(611)	—	—		1,040
Additional paid-in capital	1,449,662	881,453	46,824	—	—		2,377,939
Accumulated other comprehensive (loss) income	—	(248)	248	—	—		—
Accumulated deficit	(465,454)	(189,150)	189,150	5,265	(14,607)	(D)	(474,796)
Total stockholders' equity	984,866	693,048	235,611	5,265	(14,607)		1,904,183
Total liabilities and stockholders' equity	$2,064,459	$1,223,856	$284,920	$5,265	$—		$3,578,500

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

AMERICAN FINANCE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2016
(In thousands, except share and per share data)

	AFIN Historical	RCA Historical	Pro Forma Purchase Accounting Adjustments		Pro Forma Merrill Lynch Disposition Adjustments	Pro Forma Other Adjustments		Combined Pro Forma
	(AA)	(AA)			(EE)
Revenues:
Rental income	$164,386	$102,134	$1,805	(BB)	$(12,714)	$—		$255,611
Operating expense reimbursements	12,232	31,171	—		(9,354)	—		34,049
Interest income from debt investments	1,050	—	—		—	—		1,050
Total revenues	177,668	133,305	1,805		(22,068)	—		290,710

Operating expenses:
Asset management fees to related party	18,000	9,004	—		—	(6,004)	(FF)	21,000
Property operating	13,614	44,498	2	(CC)	(9,355)	—		48,759
Impairment charges	27,299	—	—		—	—		27,299
Fair value adjustment to contingent purchase price consideration	—	1,787	—		—	—		1,787
Acquisition and transaction related	7,063	3,598	—		—	(10,018)	(GG)	643
General and administrative	11,168	9,007	—		—	—		20,175
Depreciation and amortization	101,143	61,995	(702)	(DD)	(8,335)	—		154,101
Total operating expenses	178,287	129,889	(700)		(17,690)	(16,022)		273,764
Operating income	(619)	3,416	2,505		(4,378)	16,022		16,946
Other (expense) income:
Interest expense	(54,253)	(12,875)	—		—	1,978	(HH)	(65,150)
Gain on sale of real estate investments	454	—	—		—	—		454
Loss on disposition of land	—	(4)	—		—	—		(4)
Gain on involuntary conversion	—	214	—		—	—		214
Other income	163	18	—		—	—		181
Total other expense, net	(53,636)	(12,647)	—		—	1,978		(64,305)
Net loss	$(54,255)	$(9,231)	$2,505		$(4,378)	$18,000		$(47,359)

Other comprehensive loss:
Change in unrealized loss on derivative	—	162	—		—	—		162
Comprehensive loss	$(54,255)	$(9,069)	$2,505		$(4,378)	$18,000		$(47,197)

Basic and diluted net loss per share (II)	$(0.83)	$(0.09)						$(0.46)

Basic and diluted weighted average shares outstanding (II)	65,450,432	98,557,238						103,399,873

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation
As noted in the Introduction above, the Merger is accounted for under the acquisition method for business combinations pursuant to GAAP, with AFIN as the accounting acquirer of RCA. The consideration to be transferred by AFIN to acquire RCA establishes a new accounting basis for the assets acquired and liabilities assumed, measured at their respective fair value as of the date the Merger is consummated. Accordingly, the unaudited pro forma consolidated financial statements include adjustments to record the assets and liabilities of RCA at their estimated fair value, which are preliminary and subject to revision. To the extent fair value of the Total Merger Consideration exceeds fair value of net assets acquired, any such excess represents goodwill. Alternatively, if fair value of net assets acquired exceeds fair value of the Total Merger Consideration, the transaction could result in a bargain purchase gain that AFIN would recognize immediately in earnings. Adjustments to estimated fair value of identifiable assets and liabilities of RCA, as well as adjustments to the Total Merger Consideration may change the determination and amount of goodwill and/or bargain purchase gain and may impact depreciation, amortization and accretion based on the revised fair value of assets acquired and liabilities assumed. The final fair value and allocation of Total Merger Consideration will be determined upon completion of the Mergers, with the allocation to be finalized as soon as practicable within the measurement period of no later than one year following the closing date of the Mergers. The final acquisition accounting may vary significantly from that reflected in the unaudited pro forma consolidated financial statements.
The historical consolidated financial statements of AFIN and RCA have been adjusted in the pro forma financial statements to give effect to pro forma events that are directly attributable to the business combination, factually supportable and, with respect to the Pro Forma Statements of Operations and Comprehensive Loss, expected to have a continuing impact on the combined results following the Mergers. These adjustments are generally summarized as: 1) adjustments in the balance sheet and statement of operations and comprehensive loss to reflect the estimated purchase price allocation due to the acquisition of RCA by AFIN and 2) other adjustments described more fully below.
Note 2 — Adjustments to Unaudited Pro Forma Consolidated Balance Sheet
The adjustments to the unaudited pro forma consolidated balance sheet as of December 31, 2016 are as follows (dollar amounts in thousands, except per share amounts):
(A) Reflects the historical consolidated balance sheets of AFIN and RCA as of December 31, 2016.

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(B) In connection with the Merger, AFIN will acquire RCA, which comprised the following real estate assets as of December 31, 2016:

Portfolio	Acquisition Date	Property Type	Number of Properties	Rentable Square Feet	Percentage Leased	Remaining Lease Term (1)
Liberty Crossing	Jun. 2012	Power Center	1	105,779	94.0%	2.5
San Pedro Crossing	Dec. 2012	Power Center	1	201,965	96.7%	4.0
Tiffany Springs MarketCenter	Sep. 2013	Power Center	1	264,952	74.3%	5.2
The Streets of West Chester	Apr. 2014	Lifestyle Center	1	236,842	92.1%	11.5
Prairie Towne Center	Jun. 2014	Power Center	1	289,277	95.3%	7.4
Southway Shopping Center	Jun. 2014	Power Center	1	181,809	99.3%	3.6
Stirling Slidell Centre	Aug. 2014	Power Center	1	134,276	77.2%	3.6
Northwoods Marketplace	Aug. 2014	Power Center	1	236,078	95.9%	3.3
Centennial Plaza	Aug. 2014	Power Center	1	233,797	100.0%	2.5
Northlake Commons	Sep. 2014	Lifestyle Center	1	109,112	95.9%	4.4
Shops at Shelby Crossing	Sep. 2014	Power Center	1	236,107	97.0%	2.7
Shoppes of West Melbourne	Sep. 2014	Power Center	1	144,484	96.0%	4.5
The Centrum	Sep. 2014	Power Center	1	270,747	93.5%	2.9
Shoppes at Wyomissing	Oct. 2014	Lifestyle Center	1	103,064	100.0%	2.7
Southroads Shopping Center	Oct. 2014	Power Center	1	437,515	71.2%	4.7
Parkside Shopping Center	Nov. 2014 & Dec. 2015	Power Center	1	181,620	94.6%	6.0
West Lake Crossing	Nov. 2014	Power Center	1	75,928	90.2%	4.4
Colonial Landing	Dec. 2014	Power Center	1	263,559	81.6%	4.6
The Shops at West End	Dec. 2014	Lifestyle Center	1	381,831	81.9%	8.7
Township Marketplace	Dec. 2014	Power Center	1	298,630	96.2%	2.4
Cross Pointe Centre	Mar. 2015	Power Center	1	226,089	100.0%	10.3
Towne Center Plaza	Apr. 2015	Power Center	1	94,096	100.0%	6.1
Harlingen Corners	May 2015	Power Center	1	228,208	96.2%	5.3
Village at Quail Springs	Jun. 2015	Power Center	1	100,404	100.0%	2.2
Pine Ridge Plaza	Jun. 2015	Power Center	1	239,492	95.2%	3.1
Bison Hollow	Jun. 2015	Power Center	1	134,798	100.0%	5.8
Jefferson Commons	Jun. 2015	Power Center	1	205,918	93.4%	9.0
Northpark Center	Jun. 2015	Power Center	1	318,327	99.2%	3.8
Anderson Station	Jul. 2015	Power Center	1	243,550	95.9%	2.6
Patton Creek	Aug. 2015	Power Center	1	491,294	94.5%	4.7
North Lakeland Plaza	Sep. 2015	Power Center	1	171,397	96.3%	3.7
Riverbend Marketplace	Sep. 2015	Power Center	1	142,617	97.2%	6.2
Montecito Crossing	Sep. 2015	Power Center	1	179,721	97.4%	5.3
Best on the Boulevard	Sep. 2015	Power Center	1	204,568	100.0%	5.1
Shops at RiverGate South	Sep. 2015	Power Center	1	140,703	97.8%	8.8
Total			35	7,508,554	92.6%	5.3
_____________________

(1)	Remaining lease term in years as of December 31, 2016, calculated on a weighted-average basis, based on annualized straight-line rental income.
Pursuant to the Merger Agreement, AFIN and the AFIN OP issued the Total Merger Consideration. The pro forma fair value of the Total Merger Consideration is estimated as follows based on the number of AFIN and RCA shares outstanding as of December 31, 2016 and AFIN's published estimated net asset value per share of $24.17 as of December 31, 2015 ("Estimated Per-Share NAV") (dollar amounts in thousands, except per share data):

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

	Shares Outstanding(1)	Exchange Ratio	AFIN Common Shares/OP Units Issuable (2)	Merger Consideration
Stock Consideration (3):
RCA common stock	99,254,276	0.385	38,212,896	$923,606
Unvested restricted RCA common stock	14,400	0.385	5,544	134
RCA OP units	202	0.424	86	2
Class B units of RCA OP	479,802	0.424	203,436	4,917
Total Stock Consideration	99,748,680		38,421,962	928,659

Cash Consideration (4):
RCA common stock	99,254,276			94,291
Unvested restricted RCA common stock	14,400			14
Total Cash Consideration	99,268,676			94,305

Total Merger Consideration				$1,022,964
_____________________

(1)	Share amounts are as of December 31, 2016.

(2)
Each share of RCA common stock and unvested restricted RCA common stock was exchanged for 0.385 shares of AFIN common shares for the Stock Consideration. Each RCA OP unit and Class B unit of the RCA OP was exchanged for 0.424 units of limited partnership interest of the AFIN OP.

(3)
Stock Consideration calculated based on AFIN Common Shares/AFIN OP Units issuable multiplied by AFIN's Estimated Per-Share NAV. AFIN's Estimated Per-Share NAV is based on AFIN's annual estimate of its NAV as of December 31, 2015. See "Market Information" in AFIN's annual report on Form 10-K for a description of AFIN's methodology in estimating its Estimated Per-Share NAV. There can be no assurance that the Estimated Per-Share NAV represents the value per share of the AFIN Common Shares issued in the Merger. Subsequent to the closing of the Merger, AFIN published an updated Estimated Per-Share NAV as of December 31, 2016 of $23.37. For purposes of these pro forma financial statements, the Estimated Per-Share NAV as of December 31, 2015 was used, as that was the Estimated Per-Share NAV in effect at the Effective Time of the Merger.

(4)	Cash Consideration calculated based on RCA common shares outstanding multiplied by $0.95, the per share Cash Consideration.
The following allocation of the purchase price is based on estimates and assumptions and is subject to change based on a final determination of the fair value of the assets acquired and liabilities assumed (in thousands):

December 31, 2016
Estimated fair value of Total Merger Consideration to RCA shareholders (1)	$1,022,964
Debt assumed at fair value	436,143
Total consideration paid	$1,459,107
Allocation of consideration paid:
Land	$279,770
Building, fixtures and improvements	1,087,427
Total tangible assets	1,367,197
In-place leases	160,180
Above market lease assets	24,355
Below market lease liabilities	(118,661)
Below market ground lease asset	1,399
Total intangible assets	67,273
Other assets acquired and liabilities assumed, net	24,637
Total consideration paid	$1,459,107
_____________________

(1)	Calculated as of December 31, 2016.

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The estimated purchase price of acquired properties is allocated to tangible and identifiable intangible assets acquired, and intangible liabilities assumed, based on their respective fair values. Tangible assets may include land, land improvements, buildings, fixtures and tenant improvements. Intangible assets may include the value of in-place leases and above- and below- market leases. The fair value of the tangible assets of an acquired property with in-place operating leases is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases. The fair value of above- or below-market leases is recorded based on the present value of the difference between the contractual amount to be paid pursuant to the in-place lease and the estimated fair market lease rate for the corresponding in-place lease, measured over the remaining term of the lease, including any below-market fixed rate renewal options for below-market leases.
In making estimates of fair values for purposes of allocating purchase price, a number of sources are utilized, including real estate valuations, prepared by independent valuation firms. Other factors considered include: market conditions, the industry that the tenant operates in, characteristics of the real estate, i.e.: location, size, demographics, value and comparative rental rates, tenant credit profile, store profitability and the importance of the location of the real estate to the operations of the tenant’s business. Information obtained about each property as a result of AFIN's pre-acquisition due diligence is also considered in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.
Upon consummation of the Merger, rental revenue will be recorded by AFIN on a straight-line basis from date of acquisition through the end of the assumed lease term. Accordingly, unbilled straight-line rent previously recorded by RCA has been eliminated in the pro forma balance sheet.

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

	RCA Historical December 31, 2016	RCA Fair Value	Pro Forma Purchase Accounting Adjustments
ASSETS
Real estate investments, at cost:
Land	$273,375	$279,770	$6,395
Buildings, fixtures and improvements	826,487	1,087,427	260,940
Acquired intangible lease assets	180,213	185,934	5,721
Total real estate investments, at cost	1,280,075	1,553,131	273,056
Less: accumulated depreciation and amortization	(120,300)	—	120,300
Total real estate investments, net	1,159,775	1,553,131	393,356
Cash and cash equivalents	30,950	30,950	—
Restricted cash	4,600	4,600	—
Prepaid expenses and other assets	21,255	14,400	(6,855)	(1)
Deferred costs, net	7,276	—	(7,276)
Total assets	$1,223,856	$1,603,081	$379,225

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net of deferred financing costs	$126,585	$127,833	$1,248
Mortgage premiums, net	3,776	4,310	534
Credit facility	304,000	304,000	—
Market lease liabilities, net	70,933	118,661	47,728
Derivatives, at fair value	251	251	—
Accounts payable and accrued expenses	16,411	16,210	(201)	(2)
Deferred rent and other liabilities	3,469	3,469	—
Distributions payable	5,383	5,383	—
Total liabilities	530,808	580,117	49,309
Preferred stock	—	—	—
Common stock	993	382	(611)
Additional paid-in capital	881,453	1,022,582	141,129
Accumulated other comprehensive (loss) income	(248)	—	248
Accumulated deficit	(189,150)	—	189,150
Total stockholders' equity	693,048	1,022,964	329,916
Total liabilities and stockholders' equity	$1,223,856	$1,603,081	$379,225
_____________________

(1)	Adjustments to prepaid expenses and other assets include reversal of historical RCA accrued straight-line rental income and lease inducements, net of amortization.

(2)	Adjustment to accounts payable and accrued expenses consists of reversal of historical RCA accrued straight-line ground rent expense.
(C) AFIN entered into a purchase and sale agreement dated as of October 11, 2016, as amended on November 10, 2016, November 18, 2016, November 23, 2016 and December 1, 2016, for the sale of the Merrill Lynch Properties owned by AFIN for a contract purchase price of $148.0 million, exclusive of closing costs. AFIN consummated the disposition of the Merrill Lynch Properties on January 31, 2017. The disposal of the Merrill Lynch Properties does not represent a strategic shift. All references to the Company after completion of the merger give effect to the mergers and to the disposition of the Merrill Lynch Properties.
For pro forma purposes, estimated cash proceeds from the disposition of the Merrill Lynch Properties is $145.5 million, based on the contract purchase price of $148.0 million, less closing costs of $2.5 million. The gain on disposition of the Merrill Lynch Properties is estimated to be $5.3 million.

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(D) Represents the following:

December 31, 2016
Accrued Merger transaction costs (1)	$12,180
Subordinated participation (2)	2,427
Adjustment	$14,607
_____________________

(1)
Represents non-recurring transaction and other costs incurred in connection with the Mergers, relating primarily to advisory, legal, accounting, tax and other professional services, which are factually supportable as such amounts are based on reliable, documented evidence such as invoices for costs incurred to date. Such costs are reflected as a reduction to retained earnings and are not included in the unaudited pro forma consolidated statement of operations.

(2)
Represents the paid for redemption of the interest of RCA's special limited partner in the RCA OP, as defined in the Merger Agreement, calculated in accordance with RCA's limited partnership agreement and the Merger Agreement as of the date of consummation of the transaction.

Note 3 — Adjustments to Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss
The pro forma results of operations of properties acquired, debt assumed, debt issued and capital raised by RCA are reflected as of the later of the date of the related transaction or January 1, 2016.
The adjustments to the unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 are as follows (dollar amounts in thousands):
(AA) Reflects the historical statements of operations of AFIN and RCA for the year ended December 31, 2016.
(BB) Reflects the amortization of above- and below-market lease intangibles based on the preliminary purchase price allocation described above, as well as straight-line rent calculated based on the date of acquisition through the end of the lease term.

(In thousands)	Year Ended December 31, 2016
Remove historical RCA amortization of above-and below-market lease intangibles	$(3,391)
Remove historical RCA amortization of lease inducements	79
Amortization using preliminary fair value of above-and below-market leases	4,647
Adjustment	1,335

Remove historical RCA straight-line rent	(2,485)
Straight-line rent based on the date of acquisition	2,955
Adjustment	470

Total Adjustment	$1,805
AFIN amortizes acquired above- and below-market leases as a decrease or increase to rental income, respectively, over the lives of the respective leases. Upon consummation of the Merger, rental income will be recorded by AFIN on a straight-line basis from the date of acquisition through the end of the assumed lease term.
(CC) Reflects the adjustment to property operating expenses for below market ground lease intangible based on preliminary purchase price allocation described above.

(In thousands)	Year Ended December 31, 2016
Remove historical RCA below market ground lease amortization	$(39)
Below market ground lease intangible amortization, using preliminary fair value	35
Remove historical straight-line ground rent	(94)
Straight-line ground rent based on the date of acquisition	100
Adjustment	$2

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(DD) Reflects pro forma depreciation and amortization expense for the year ended December 31, 2016 calculated and presented based on the preliminary estimated fair values of the real estate and in-place lease intangible assets described above.

(In thousands)	Year Ended December 31, 2016
Remove historical RCA depreciation and amortization	$(61,995)
Depreciation and amortization using preliminary fair value	61,293
Adjustment	$(702)
Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and improvements and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests. Amortization of in-place leases, exclusive of the value of above-market and below-market in-place leases, is amortized to expense over the remaining periods of the respective leases. In utilizing these useful lives for determining the pro forma adjustments, consideration is given to the length of time the asset had been in existence, the maintenance history, as well as anticipated future maintenance and any contractual stipulations that might limit the useful life.
(EE) Reflects adjustments to remove the historical results of the Merrill Lynch Properties for the year ended December 31, 2016.
(FF) Reflects adjustment for AFIN's amendment to its Second Amended and Restated Advisory Agreement, as amended (the "Third A&R Advisory Agreement"), which became effective upon the Effective Time. Under the Third A&R Advisory Agreement, the fixed portion of the base management fee will increase to (i) $21.0 million annually for the first year following the Effective Time; (ii) $22.5 million annually for the second year following the Effective Time; and (iii) $24.0 million annually for the remainder of the term. The variable portion of the base management fee will change to an equal monthly payment of an aggregate amount equal to one-twelfth of 1.25% of the cumulative net proceeds of any equity raised by AFIN or its subsidiaries from and after the Effective Time (other than in connection with any specified transaction).

(In thousands)	Year Ended December 31, 2016
Remove historical AFIN and RCA asset management fees	$(27,004)
Pro Forma AFIN asset management fee	21,000
Adjustment	$(6,004)
(GG) Reflects the elimination of merger transaction costs incurred during the year ended December 31, 2016 for AFIN and RCA of $6.4 million and $3.6 million, respectively which are reflected in acquisition and transaction related costs. These costs are directly related to the acquisition of RCA.
(HH) Reflects pro forma amortization of assumed debt premiums for the year ended December 31, 2016 calculated based on preliminary estimated fair values of debt assumed. Certain of RCA's debt obligations used to fund acquisitions and which were outstanding for some of the year ended December 31, 2016 were subject to change in control provisions which were waived prior to the consummation of the Mergers. As such, the pro forma deferred financing amortization and interest expense relating to the bridge loan facility are excluded from the pro forma statement of operations for the year ended December 31, 2016.

(In thousands)	Year Ended December 31, 2016
Remove historical RCA premium amortization	$(988)
RCA premium amortization using preliminary fair value	927
Adjustment	(61)

Remove historical RCA deferred financing costs amortization	2,039

Total adjustment	$1,978

AMERICAN FINANCE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(II) The following table presents pro forma basic and diluted net loss per share after giving effect to the pro forma adjustments to the unaudited consolidated statements of operations:

(In thousands, except share and per share data)	Year Ended December 31, 2016
Numerator:
Net loss attributable to stockholders	$(47,359)
Denominator:
Basic and diluted weighted average number of shares outstanding	103,399,873
Net loss per share:
Basic and diluted net loss per share	$(0.46)